UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012 (September 12, 2011)

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	033-75154	76-0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 200, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  (713) 655-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On September 12, 2011, J.B. Poindexter and Co., Inc. (the “Company”) issued a press release announcing the departure of Robert Preston, its former Executive Vice President and Chief Operating Officer.  The Company and Mr. Preston have entered into a Separation Agreement and Release, dated January 11, 2012 (the “Separation Agreement”).  Under the Separation Agreement the Company will pay Mr. Preston $215,000 and he will continue to be subject to the non-competition and non-solicitation provisions to which he became bound upon commencement of his employment with the Company.  In addition, Mr. Preston agreed to non-disparagement and confidentiality terms.  As a condition to the benefits provided by the Company pursuant to the Separation Agreement, Mr. Preston provided a general release of all claims.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  A copy of a Company press release announcing the separation has previously been filed as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibit.

(d)           Exhibits

The following Exhibits are filed herewith:

10.1         Separation Agreement and  Release, dated January 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

J.B. POINDEXTER & CO., INC.

Date: January 13, 2012	By:	/s/ Michael O’Connor
Michael O’Connor Chief Financial Officer